July 14, 2011

NAUTILUS MARINE ACQUISITION CORP.
90 Kifissias Avenue
Maroussi 15125
Athens, Greece

MAXIM GROUP LLC
405 Lexington Avenue
New York, NY 10174

Re:	Initial Public Offering

Gentlemen:

This letter agreement (the “Agreement”) by the undersigned officer, director and/or initial shareholder of Nautilus Marine Acquisition Corp. (“Company”) is made in consideration of Maxim Group LLC (“Maxim”) pursuing an underwritten initial public offering of the securities of the Company (“IPO”).

Each of the undersigned hereby agrees as follows (certain capitalized terms used herein are defined in Paragraph 16 hereof):

1.           Solely in the event the Company solicits its shareholders for approval of a Business Transaction, the undersigned will vote all of his or its shares of Common Stock, including the Insider Shares and any IPO Shares acquired in connection with or following the IPO, in favor of such initial Business Transaction.

2.           In the event that the Company fails to consummate a Business Transaction prior to the occurrence of the Termination Event, each of the undersigned will take all reasonable actions within his or its power to further the redemption of IPO Shares pursuant to the Company’s articles of incorporation, as amended, pro rata, at a redemption price equal to the amount held in the Trust Account, less taxes and up to 100% of the interest earned on the proceeds  placed in the Trust Account that were used for working capital purposes.

In the event of the liquidation of the Trust Account (other than in connection with the consummation of a Business Transaction), each of for Messrs. Tsirigakis and Syllantavos agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by any vendor or other Person who is owed money by the Company (in excess of the proceeds of the IPO not held in trust at such time) for services rendered to the Company or contracted for or products sold, or by any target business, but only to the extent necessary, to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account below $10.10 per share (whether or not the underwriter’s over-allotment option is exercised); provided that such indemnity shall not apply if such vendor or prospective target business executed an agreement waiving any claims against the Trust Account and except as to any claims under the indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

Each of the undersigned hereby waives: (i) any and all right, title, interest or claim of any kind (“Claim”) in or to any funds in, or distributions from, the Trust Account and (ii) in connection with any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company, the right to seek recourse against the Trust Account for any reason whatsoever; provided, however, the undersigned shall be entitled to liquidation distributions if no Business Transaction is consummated in connection with any IPO Shares owned by the undersigned.

3.           To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 900,000 Units (as described in the Prospectus), each of the undersigned initial shareholders agree to return to the Company for cancellation, at no cost, the number of Insider Shares held by each of such initial shareholders determined by multiplying 225,000 by a fraction: (i) the numerator of which is 900,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 900,000. Each of the undersigned initial shareholders further agrees that to the extent that (a) the size of the IPO is increased or decreased and (b) an adjustment to the number of Insider Shares has been effected by way of a stock split, stock dividend, reverse stock split, contribution back to capital or otherwise, in each case in connection with such increase or decrease in the size of the IPO, then (i) the references to 900,000 in the numerator and denominator of the formula in the immediately preceding sentence shall be changed to a number equal to 15.0% of the number of Units issued in the IPO and (ii) the reference to 22,500 in the formula set forth in the immediately preceding sentence shall be adjusted to such number of shares of Common Stock that the undersigned would have to return to the Company in order to hold 20.0% of the Company’s issued and outstanding shares of Common Stock after the IPO and the expiration of the Underwriters’ over-allotment option (assuming the undersigned is not required to forfeit its Earnout Shares (as defined below)). In addition, each of the undersigned initial shareholders agrees that he or it shall return to the Company for cancellation, at no cost, the number of Insider Shares held by the undersigned initial shareholders equal to 5.0% of the Company’s issued and outstanding shares of Common Stock after the IPO and the expiration of the Underwriters’ over-allotment option (“Earnout Shares”) as follows: (i) 2.5% of the Company’s issued and outstanding shares of Common Stock in the event the last sales price of Common Stock does not equal or exceed $14.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 36 months following the closing of an initial Business Transaction and (ii) 2.5% of the Company’s issued and outstanding shares of Common Stock in the event the last sales price of Common Stock does not equal or exceed $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 36 months following the closing of an initial Business Transaction.

4.           In order to minimize potential conflicts of interest which may arise from multiple affiliations, each of the undersigned officers and directors agrees to present to the Company for its consideration, prior to presentation to any other Person or entity, any suitable opportunity to acquire an operating business of which the undersigned, or any company or other entity controlled or managed by the undersigned, becomes aware, until the earlier of: (i) the consummation by the Company of a Business Transaction, (ii) the Termination Event or (iii) such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have; provided, however, if the Company’s management rejects such opportunity, the undersigned shall be free to present such opportunity to any other Person or entity.

5.           The undersigned acknowledges and agrees that the Company will not consummate any Business Transaction with an entity which is Affiliated with any of the Insiders or their Affiliates, unless the Company obtains an opinion from an independent investment banking firm that the Business Transaction is fair to the Company’s unaffiliated shareholders from a financial point of view.

6.           There will be no fees, reimbursements, cash payments or compensation of any kind, including the issuance of any securities of the Company, made to the undersigned, any member of the family of the undersigned, or any Affiliate (directly or indirectly) related to the undersigned, nor shall any such Person accept such compensation, prior to the earlier of consummation of an initial Business Transaction or the Termination Event; provided, however, the undersigned shall be entitled to  reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Transaction as well as (i) repayment to each of Messrs. Tsirigakis and Syllantavos of an aggregate of $238,145 in non-interest bearing loans made in connection with the IPO and (ii) payment of $7,500 per month for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services beginning on the date of the Registration Statement to Fjord NEPA (Greece).  Additionally, the undersigned may, but is not obligated to, loan the Company funds in whatever amount deemed reasonable in the sole discretion of the undersigned and, in exchange for such loan, receive a convertible note or other security from the Company.

7.          Each of the undersigned agrees to serve as an officer of the Company or as a director on the board of directors of the Company, as applicable, and hereby consents to being named in the Prospectus as an officer and/or as a director of the Company, as applicable until the earlier of: (i) the consummation by the Company of a Business Transaction, (ii) the Termination Event, (iii) the resignation, death or removal of the undersigned or (iv) until the undersigned’s successor is duly appointed and takes office.  The undersigned’s biographical information furnished to the Company and Maxim is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended.  The undersigned’s questionnaire furnished to the Company and Maxim is true and accurate in all respects.  The undersigned represents and warrants that:

(a)           he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)           he has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another Person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)           he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

8.           The undersigned has full right and power, without violating any agreement by which he is bound to enter into this Agreement and to serve as an officer of the Company or as a director on the board of directors of the Company, as applicable.

9.          The undersigned hereby waives the following rights: (i) (a) in connection with the submission of a Business Transaction to a vote of the Company’s shareholders and (b) in connection with a tender offer presented to the Company’s shareholders in connection with a Business Transaction, the right to redeem or seek to redeem, tender or seek to tender, or to seek appraisal rights with respect to, all as applicable, any shares of Common Stock then owned by the undersigned, directly or indirectly and (ii) in connection with the redemption of the IPO Shares in the event the Company does not consummate a Business Transaction prior to the Termination Event, or in connection with a voluntary redemption by the Company, the right to  redeem or seek to redeem any Insider Shares owned by the undersigned.  For purposes of clarity, and in accordance with Paragraph 9 clause (ii) herein, nothing contained herein shall prevent the undersigned from redeeming any IPO Shares in connection with the Termination Event or any voluntary redemption by the Company.  The undersigned agrees that no sale, transfer or other disposition may be made of any or all of its securities of the Company except (i) upon its  dissolution and liquidation (if an entity) and the distribution of assets to its shareholders, members or similar holders; (ii) by gift to an immediate family member or to a trust, the beneficiary of which is an immediate family member, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order or (v) otherwise with the consent of Maxim Group LLC; provided, however, that such permissive transfers shall not be deemed valid or given effect until the permitted transferee agrees to the waiver (in its entirety) as set forth in this Paragraph 9 and the other relevant provisions of the Agreement, including the transfer restrictions set forth in Paragraph 10.

10.           (a)  With respect to the Insider Shares, the undersigned shall not, except as described in the Prospectus and Paragraph 9 hereof (the “Share Lockup Period”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Insider Shares, whether any such transaction is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii), until one year after the completion of the initial Business Transaction; provided, however, in the event the last sales price of the Common Stock equals or exceeds $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period, an amount equal to 50.0% of the Insider Shares shall be released from the restrictions of this Paragraph,  and in the event  the last sales price of the Common Stock equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period, the remaining 50.0% of the Insider Shares shall be released from the restrictions of this Paragraph. Notwithstanding the foregoing, the Earnout Shares shall not be released from the restrictions of this Paragraph unless the Common Stock has met the performance targets set forth in Paragraph 3.  All of the Insider Shares will be released from such restrictions, if, following consummation of a Business Transaction, the Company engages in a subsequent liquidation, share exchange, share reconstruction and amalgamation or contractual control arrangement or engages in any other similar business transaction.

(b)  Until 30 days after the completion of the Company’s Business Transaction (“Warrant Lockup Period”), the undersigned shall not, except as described in the Prospectus, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, with respect to the Insider Warrants and the share of Common Stock underlying the Insider Warrants, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Insider Warrants and the  share of Common Stock underlying the Insider Warrants, whether any such transaction is to be settled by delivery of  share of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

(c)  Further, the undersigned agrees that after the Share Lockup Period or the Warrant Lockup Period, as applicable, has elapsed, the Insider Shares and the Insider Warrants and the shares of Common Stock underlying such Insider Warrants, shall only be transferable or saleable pursuant to a sale registered under the Securities Act of 1933, as amended, or pursuant to an available exemption from registration under the Securities Act.

(d)  The undersigned and the Company understand and agree that the transfer restrictions set forth in this Paragraph 10 shall be in addition to any and all transfer restrictions relating to (i) the Insider Shares set forth in that certain Amended and Restated Subscription Agreement, effective as of November 22, 2010 and (ii) the Insider Warrants set forth in that certain Warrants Subscription Agreement, effective as of May 25, 2011, as amended on June 15, 2011, each by and between the Company and the undersigned.

(e)  The undersigned shall retain all of its rights as a shareholder during the Share Lockup Period including, without limitation, the right to vote such shares.

(f)  During the Share Lockup Period and Warrant Lockup Period, all dividends payable in cash with respect to such securities shall be paid to the undersigned, but all dividends payable in Common Stock or other non-cash property shall become subject to the applicable lockup period as described herein and shall be released from such lockup, pro rata, in accordance with the provisions of Paragraphs 9(a) and 9(b), as applicable.

(g)  The Share Lockup Period shall terminate immediately following the liquidation of the Trust Account following a Termination Event and the distribution of funds to the holders of the IPO Shares.  For the purposes of clarity, the Insider Warrants shall expire worthless.

11.           This Agreement shall be governed by and construed and enforced in accordance with the laws of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this Agreement shall be brought and enforced first in the U.S. District Court for the Southern District of New York, then to such other federal or state courts located in the State of New York, and irrevocably submits to such jurisdiction in New York, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

12.           The undersigned has full right and power, without violating any agreement to which it is bound to enter into this Agreement.

13.           This Agreement, including any agreement referenced herein, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

14.           No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this Paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and its respective successors, heirs, personal representatives and assigns.

15.           Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt or delivery confirmation requested), by hand delivery or facsimile or electronic transmission.

16.          As used herein: (a) “Affiliate” or “Affiliates” means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by agreement, as trustee or executor, or otherwise, (b) “Business Transaction” means an initial acquisition, share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchase of all or substantially all of the assets of, or any other similar business transaction with one or more operating businesses or assets, (c) “Common Stock” mean the common stock, par value $.0001 per share, of the Company, (d) “Insiders” mean all officers, directors and shareholders of the Company immediately prior to the IPO, (e) “Insider Shares” means all shares of Common Stock issued by the Company prior to the IPO, (f) “Insider Warrants” means the warrants being sold privately by the Company to the undersigned, (g) “IPO Shares” mean all shares of Common Stock issued in the IPO, (h) “Person” means any individual or entity, including, but not limited to, all corporations, partnerships and limited liability companies, (i) “Prospectus” means the final prospectus relating to the Company’s IPO, (j) “Registration Statement” means that certain registration statement of the Company on Form F-1, as amended, relating to the IPO, (k) “Termination Event” means any failure by the Company to consummate a Business Transaction within 19 months from the effective date of its Registration Statement, and (l) “Trust Account” means that certain trust account in which the proceeds of the IPO are deposited and held for the benefit of the holders of the IPO Shares, as described in greater detail in the Registration Statement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

NAUTILUS MARINE ACQUISITION CORP.

By:	/s/ Prokopios (Akis) Tsirigakis
Name: Prokopios (Akis) Tsirigakis
Title: Chief Executive Officer

DIRECTORS, OFFICERS AND
INITIAL HOLDERS

/s/ Prokopios (Akis) Tsirigakis
Name: Prokopios (Akis) Tsirigakis

/s/ George Syllantavos
Name: George Syllantavos

/s/ Nicolas Bornozis
Name: Nicolas Bornozis

/s/ Alexandros Argyros
Name: Alexandros Argyros

/s/ Stylianos (Stelios) Anastopoulos
Name: Stylianos (Stelios) Anastopoulos

Signature page to Insider Letter

FJORD MANAGEMENT S.A.

/s/ Prokopios (Akis) Tsirigakis
Name: Prokopios (Akis) Tsirigakis
Title:

ASTRA MARITIME INC.

/s/ Prokopios (Akis) Tsirigakis
Name: Prokopios (Akis) Tsirigakis
Title:

ORCA MARINE CORP.

/s/ George Syllantavos
Name: George Syllantavos
Title:

Acknowledged and Agreed:

NAUTILUS MARINE ACQUISITION CORP.

By:	/s/ Prokopios (Akis) Tsirigakis
Name: Prokopios (Akis) Tsirigakis
Title: Chief Executive Officer

MAXIM GROUP LLC

By	/s/ Clifford Teller
Name: Clifford Teller
Title: Executive Managing Director of Global Investment Banking

Signature page to Insider Letter